Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Novan, Inc.
Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-233632), Form S-3 (No. 333-262865) and Form S-8 (No. 333-213854, No. 333-219913, No. 333-233630, No. 333-233631, and No. 333-258743) of Novan, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Raleigh, North Carolina
March 30, 2023